UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2023
BRANDYWINE REALTY TRUST
BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of registrant as specified in charter)

Maryland
(Brandywine Realty Trust)	001-9106	23-2413352
Delaware
(Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)
2929 Arch Street
Suite 1800
Philadelphia, PA 19104
(Address of principal executive offices) (Zip Code)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	BDN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Brandywine Realty Trust:
Emerging growth company ☐
Brandywine Operating Partnership, L.P.:
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brandywine Realty Trust: ☐
Brandywine Operating Partnership, L.P.: ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
On January 19, 2023, seven indirect wholly-owned subsidiaries (collectively, the “Borrowers”) of Brandywine Operating Partnership, L.P., the Delaware limited partnership (the “Operating Partnership”) through which Brandywine Realty Trust, a Maryland real estate investment trust (the “REIT” and, together with the Operating Partnership, the “Company”), owns its assets and conducts its operations, entered into a secured loan agreement with Barclays Capital Real Estate Inc., (“Barclays”), Bank of America, N.A., (“BOA”), Wells Fargo Bank, National Association (“Wells”) and Citi Real Estate Funding Inc. (“Citi” and collectively with Barclays, BOA and Wells, the “Lenders”) that provides for a secured loan in the aggregate principal amount of $245 million (the “Secured Facility”).

The Secured Facility has a scheduled maturity date of February 6, 2028 and may be prepaid in full on or after March 6, 2025, subject to a prepayment premium, and may be prepaid in full on or after August 6, 2027 without any prepayment premium.

The Secured Facility bears interest at 5.875% per year through the maturity date and is interest-only (payable monthly) through the maturity date.

The Company used the net proceeds of the loan for general corporate purposes, including to reduce outstanding borrowings under the Company’s unsecured revolving credit facility. As of January 20, 2023 and after giving effect to the foregoing reduction, there is $600 million of unused availability under the unsecured revolving credit facility.

The Secured Facility is cross-collateralized and secured by first priority mortgages, deeds of trust or similar security instruments, assignments of leases and rents and security interests in the following properties (collectively, the “Properties”) owned or held under long-term ground leases through the Borrowers: Metroplex (4000 Chemical Road, Plymouth Meeting, PA); 500 North Gulph Road, King of Prussia, PA; 933 First Avenue, King of Prussia, PA; The Bulletin Building (3025 Market Street, Philadelphia, PA); 1900 Market Street, Philadelphia, PA; Four Points Centre 3 (11120 Four Points Drive, Austin, TX); and 405 Colorado Avenue, Austin, TX. From and after March 6, 2025, one or more of the Properties may be released from the Secured Facility subject to certain conditions, including a partial prepayment of the Secured Facility based on the amount of the loan allocated to the property(ies) to be released together with other amounts due in connection with such partial prepayment pursuant to the loan agreement.

The Secured Facility is (i) non-recourse except for customary carve-outs, including those relating to environmental matters, intentional misrepresentations by the Borrowers, misappropriation of funds, waste, failure to pay for labor or materials that create liens, taxes, failure to maintain insurance, failure to maintain single-purpose entities, failure to adhere to certain covenants related to ground leases, and unpermitted subordinate financings and (ii) full recourse in the event of certain unpermitted transfers and unpermitted encumbrances, voluntary bankruptcy and/or certain involuntary bankruptcy of the Borrowers, certain breaches of covenants related to the ground leases, and violation by the Borrower of certain other covenants. The recourse obligations of the Borrowers have been guaranteed by the Operating Partnership.

The Lenders may exercise certain rights under the loan documents, including the right to accelerate payment of the entire balance of the loans (including fees and the prepayment premium), upon events of default. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, bankruptcy-related defaults and defaults caused by a failure by the Borrowers to perform certain of their obligations under the loan documents or by a breach by the Borrowers of their representations and warranties in the loan documents. The loan documents also contain customary financial, leasing and environmental covenants, cash management and reserve requirements, requirements regarding the management and maintenance of the Properties and maintenance of insurance on the Properties, transfer restrictions and limitations on the incurrence of debt and granting of liens.

The Borrowers are required to pay certain fees and expenses to the Lenders in connection with the Secured Facility.

Item 8.01.   Other Events.

On January 20, 2023 (the “Redemption Date”), Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), completed the previously announced redemption of approximately $54.3 million aggregate principal amount of its outstanding 3.95% Guaranteed Notes due February 15, 2023 (the “Notes”). The redemption price of the Notes was approximately $55.2 million. The redemption price includes approximately $0.92 million of accrued and unpaid interest to the Redemption Date. Interest ceased to accrue on the Notes upon completion of such redemption. The aggregate redemption price of the Notes was paid by the Operating Partnership from available cash balances.

As of January 20, 2023, and after giving effect to the use of proceeds as described under Item 2.03, the Company has approximately $2.074 billion of wholly-owned consolidated debt, comprised of (i) approximately $1.829 billion of unsecured debt with a weighted average maturity (in years) of 5.0 and (ii) approximately $0.245 billion of secured debt with a weighted average maturity (in years) of 5.1. In addition, after giving effect to interest rate swaps in effect, approximately 96% of the Company’s consolidated debt bears interest at a weighted average fixed rate of 5.031% per annum.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY:	BRANDYWINE REALTY TRUST, ITS GENERAL PARTNER

BY:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: January 20, 2023